Item 77E Legal Proceedings
LEGAL PROCEEDINGS
Since October 2003
 Federated and related
 entities collectively
 Federated and various
 Federated
funds Funds have been
 named as defendants
in several class action
 lawsuits now pending
in the
United States District
 Court for the District
 of Maryland The
lawsuits were purportedly
 filed on behalf of
people who purchased
owned andor redeemed
 shares of Federated
sponsored mutual funds
 during
specified periods
beginning November
 1 1998 The suits
are generally similar
 in alleging that
Federated
engaged in illegal
and improper trading
practices including
market timing and l
ate trading in concert
 with
certain institutional
 traders which allegedly
 caused financial
injury to the mutual
 fund shareholders
These lawsuits began
 to be filed shortly
after Federateds first
 public announcement
that it had received
requests for information
 on shareholder trading
activities in the Funds
 from the SEC the
 Office of the
New York State Attorney
 General NYAG and other
 authorities In that
regard on November 28
2005
Federated announced
 that it had reached
 final settlements
 with the SEC and the
 NYAG with respect to
those matters Specifically
 the SEC and NYAG
settled proceedings
against three Federated
subsidiaries
involving undisclosed
 market timing arrangements
 and late trading The
SEC made findings that
Federated Investment
Management Company FIMC
 an SECregistered
investment adviser
to various
Funds and Federated
Securities Corp an
SECregistered broker
dealer and distributor
 for the Funds
violated provisions
 of the Investment
 Advisers Act and
 Investment Company
 Act by approving but
 not
disclosing three market
 timing arrangements
 or the associated
conflict of interest
 between FIMC and the
funds involved in the
arrangements either
 to other fund
shareholders or to
 the funds board and
 that
Federated Shareholder
 Services Company
 formerly an SEC
registered transfer
agent failed to prevent a
customer and a
 Federated employee
 from late trading
 in violation of
 provisions of the
Investment
Company Act The
NYAG found that
such conduct violated
 provisions of New
York State law Federated
entered into the
settlements without
 admitting or denying
the regulators findings
 As Federated previously
reported in 2004 it
 has already paid
 approximately 80
 million to certain
funds as determined
 by an
independent consultant
 As part of these
settlements Federated
 agreed to pay
disgorgement and a
 civil
money penalty in
the aggregate amount
of an additional
72 million and among
other things agreed that
it would not serve
as investment adviser
 to any registered
 investment company
unless i at least 75 of
the funds directors
are independent of
Federated ii the
chairman of each
such fund is independent of
Federated iii no
action may be taken
 by the funds board
or any committee
thereof unless approved
 by
a majority of the
independent trustees
of the fund or
committee respectively
and iv the fund appoints
 a
senior officer who
 reports to the independent
 trustees and is responsible
for monitoring compliance by
the fund with applicable
 laws and fiduciary
duties and for managing
 the process by which
 management
fees charged to a
fund are approved
The settlements are
 described in Federateds
 announcement which
along with previous
 press releases and
related communications
 on those matters is
 available in the
About Us section of
 Federateds website
at FederatedInvestorscom
Federated entities
have also been named
as defendants in several
 additional lawsuits
that are now
pending in the United
 States District Court
 for the Western District
of Pennsylvania alleging
 among other
things excessive advisory
 and Rule 12b1 fees
The Board of the Funds
retained the law firm
 of Dickstein Shapiro
LLP to represent the
Funds in each of
the lawsuits described
in the preceding two
 paragraphs Federated
and the Funds and
 their respective
counsel have been
defending this litigation
 and none of the Funds
 remains a defendant
in any of the
lawsuits though some
 could potentially
receive any recoveries
as nominal defendants
Additional
lawsuits based upon
 similar allegations
 may be filed in the
 future The potential
impact of these lawsuits
all of which seek
 unquantified damages
 attorneys fees and
expenses and future
potential similar suits
is uncertain Although
we do not believe
that these lawsuits
will have a material
 adverse effect on the
Funds there can be
no assurance that
these suits ongoing
 adverse publicity
 andor other developments
resulting from the
regulatory investigations
 will not result in
 increased Fund
redemptions reduced
sales of
Fund shares or other
 adverse consequences
 for the Funds